Significant subsidiaries
The following table shows significant subsidiaries and significant equity accounted companies within the

Equinor group as of

31 December 2022.
Significant subsidiaries and significant equity accounted companies
Name in %
Country of
incorporation Name in %
Country of
incorporation
Danske Commodities A/S 100 Denmark Equinor New Energy AS 100 Norway
Equinor Angola Block 15 AS 100 Norway Equinor Nigeria Energy Company Ltd. 100 Nigeria
Equinor Angola Block 17 AS 100 Norway Equinor Refining Norway AS 100 Norway
Equinor Angola Block 31 AS 100 Norway Equinor UK Ltd. (Group) 100 United Kingdom
Equinor Apsheron AS 100 Norway Equinor US Holding Inc. (Group) 100 USA
Equinor Argentina AS 100 Norway Equinor Ventures AS 100 Norway
Equinor Brasil Energia Ltda. 100 Brazil Equinor Wind Power AS 100 Norway
Equinor BTC (Group) 100 Norway Equinor Wind US LLC 100 USA
Equinor Canada Ltd. (Group) 100 Canada Statholding AS (Group) 100 Norway
Equinor Dezassete AS 100 Norway Wento Group 100 Poland
Equinor Energy AS 100 Norway
AWE-Arkona-Windpark Entwicklungs-
GmbH
1
25 Germany
Equinor Energy do Brasil Ltda. 100 Brazil Bandurria Sur Investment SA
1
50 Argentina
Equinor Energy International AS 100 Norway Hywind (Scotland) Ltd.
1
75 United Kingdom
Equinor Holding Netherlands BV 100 Netherlands SCIRA Offshore Energy Ltd.
1
40 United Kingdom
Equinor In Amenas AS 100 Norway Triton Power Holdings Ltd.
1
50 United Kingdom
Equinor In Salah AS 100 Norway
Doggerbank Offshore Wind Farm Project
1 Holdco Ltd.
1
40 United Kingdom
Equinor Insurance AS 100 Norway
Doggerbank Offshore Wind Farm Project
2 Holdco Ltd.
1
40 United Kingdom
Equinor International Netherlands
BV 100 Netherlands
Doggerbank Offshore Wind Farm Project
3 Holdco Ltd.
1
40 United Kingdom
Equinor Natural Gas LLC 100 USA
1) Equity accounted entities.
For investments, voting rights correspond to ownership.